Exhibit 99.1

NII HOLDINGS ANNOUNCES FOURTH QUARTER AND YEAR-END 2011 RESULTS

Company provides outlook for 2012

•	Full year 2011 net subscriber additions of 1,684,000 resulting in an ending subscriber base of 10.7 million

•	Full year 2011 consolidated operating revenues of $6.7 billion

•	Full year 2011 consolidated operating income before depreciation and amortization (OIBDA) of $1.56 billion

RESTON, Va., February 23, 2012 - NII Holdings, Inc. [NASDAQ: NIHD] today announced its consolidated financial results for the fourth quarter and full year 2011. For the full year 2011, the Company added 1,684,000 net subscribers to its network, bringing its total year-end subscriber base to 10.7 million, a 19 percent increase over year-end 2010. Financial results for the full year 2011 included consolidated operating revenues of $6.7 billion, a 20 percent increase compared to 2010; consolidated operating income before depreciation and amortization, or OIBDA, of $1.56 billion, a 9 percent increase compared to 2010 and consolidated operating income of $905 million, a 3 percent increase compared to 2010. For the full year 2011, the Company generated net income of $199 million, or $1.17 per basic share. Capital expenditures were $1.45 billion for full year 2011.

For the fourth quarter of 2011, the Company added 467,000 net subscribers to its network. Financial results for the fourth quarter of 2011 included consolidated operating revenues of $1.6 billion, a 5 percent increase over the same period in 2010; consolidated OIBDA of $277 million, a 27 percent decline compared to the fourth quarter of 2010; and consolidated operating income of $116 million, a 49 percent decline compared to the fourth quarter of 2010. Operating income for the fourth quarter of 2011 was affected by several factors including an increase in costs relating to the deployment of the Company's new W-CDMA based networks, higher marketing costs relating to the launch of its new brand, decreases in the values of local currencies compared to the U.S. dollar and higher costs associated with customer retention driven by more intense competition in some markets.

“In 2011, we made significant progress on our business and 3G deployment plans and have achieved a number of key milestones in our business including the launch of high performance push-to-talk on our new W-CDMA network in Peru,” said Steve Dussek, NII Holdings' chief executive officer.  “2012 will be a transformative year for our business as we invest in key initiatives that will enable NII to drive more profitable growth in the future.  These initiatives include launching 3G services across most of our markets, delivering our new 3G push to talk services on a broader scale, increasing our marketing efforts to create additional distribution presence and enhance our brand, and creating a global platform of back office and IT systems to support our growth initiatives.   We believe that these investments will prepare our business for the future and will help us create value as we target additional customer segments and provide innovative broadband wireless services to our high value customer base.”

NII Holdings' consolidated average monthly service revenue per subscriber (ARPU) was $48 for the full year, consistent with 2010 levels. The Company also reported consolidated churn of 1.74 percent for the full year 2011, an 8 basis point increase when compared with the churn rate for full year 2010. Consolidated cost per gross add, or CPGA, was $310 for full year 2011, a $24 increase from 2010 resulting from increased costs relating to the launch of the Company's new brand identity and higher handset subsidies and subscriber retention costs relating to the increased level of competition, particularly in Brazil.

“Our team delivered solid operational results in 2011, generating good growth in our business even in the face of a more volatile economic environment, more intense competition and weakening local currency exchange rates late in the year,” said Gokul Hemmady, NII Holdings' executive vice president, chief financial officer and chief transformation officer. “We expect to continue to face intense competition in 2012, but we will not let these challenges distract us from our commitment to serving our high value customers. While we are all focused on our goal of offering services on our new W-CDMA networks in our most important markets over the course of 2012, we will only launch these services when we are comfortable that the networks will provide the highest quality service and superior experience that our customers have come to expect.”

The Company ended 2011 with $4.8 billion in total debt and $2.6 billion in consolidated cash and investments, resulting in $2.2 billion of net debt at the end of the year.

2012 Outlook

The Company announced the following outlook for 2012:

•	Total net subscriber additions of approximately 1.4 million.

•	Consolidated operating revenues of approximately $7.1 billion.

•
Consolidated OIBDA of approximately $1.4 billion, which includes the impact of approximately $50 million of non-cash equity compensation expense. The OIBDA outlook also includes the impact of start up costs related to the development and launch of the Company's planned W-CDMA networks and costs to support related initiatives, including investments in brand, expansion of distribution channels, and IT and back office systems.

•
Consolidated capital expenditures of approximately $1.7 billion, which includes investments relating to the deployment of the Company's W-CDMA networks and supporting systems, and the enhancement of the capacity of the Company's iDEN® networks to support customer growth.

The Company's 2012 outlook is predicated on a number of assumptions, including expectations that average foreign exchange rates for the Mexican Peso and Brazil Real are 13.25 and 1.75, respectively, and that general economic conditions in its markets will remain relatively stable during the year.

Additional information relating to NII Holdings' fourth quarter and 2011 results will be provided on the Company's earnings call on Thursday, February 23, 2012 from 8:30 AM to 9:15 AM EST. The call is available via webcast, online at www.nii.com on the Investor Relations page or by phone at the numbers below.

Phone:
Domestic
1 877 415 3186 pass-code: NII HOLDINGS
International
1 857 244 7329 pass-code: NII HOLDINGS

All participants are asked to dial in 10-15 minutes prior to the start of the conference call. If you are unable to participate, a rebroadcast of the conference call will be available for two weeks following the call. The rebroadcast numbers are as follows:

Conference Call Replay:
Domestic
1 617 801 6888 pass-code: 84195799
International
1 888 286 8010 pass-code: 84195799

In addition to the preliminary results prepared in accordance with accounting principles generally accepted in the United States (GAAP) provided throughout this press release, NII Holdings has presented consolidated OIBDA, ARPU, CPGA and Net Debt. These measures are non-GAAP financial measures and should be considered in addition to, but not as substitutes for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial table. To view these and other reconciliations of non-GAAP financial measures that the Company uses and information about how to access the conference call discussing NII Holdings' fourth quarter and full year 2011 results, visit the investor relations link at www.nii.com.

About NII Holdings, Inc.
NII Holdings, Inc., a publicly held company based in Reston, Va., is a differentiated provider of mobile communication services for businesses and high value consumers in Latin America. NII Holdings, operating under the Nextel brand in Brazil, Mexico, Argentina, Peru and Chile, offers fully integrated wireless communications tools with digital cellular voice services, data services, wireless Internet access and Nextel Direct Connect® and International Direct ConnectSM, a digital two-way radio. NII Holdings, a Fortune 500 and Barron's 500 company, trades on the NASDAQ market under the symbol NIHD. Visit the company's website at www.nii.com.

Nextel, the Nextel logo and Nextel Direct Connect and International Direct Connect are trademarks and/or service marks of Nextel Communications, Inc., and are used by NII Holdings' subsidiaries under license in Latin America.

Visit NII Holdings' news room for news and to access our markets' news centers: www.nii.com/newsroom

Safe Harbor Statement
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the business outlook, future performance and forward-looking guidance, as well as other statements that are not historical facts, are forward-looking statements. The words "estimate," "project," "forecast," "intend," "expect," "believe," "target," “plan,” "providing guidance" and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management's judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, network usage; customer growth and retention; pricing; operating costs; the timing of various events, including the timing of the launch of our W-CDMA networks in Brazil, Chile and Mexico; and the economic and regulatory environment. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to the impact of more intense competitive conditions and changes in economic conditions in the markets we serve; the impact on our financial results, and potential reductions in the recorded value of our assets, that may result from fluctuations in foreign currency exchange rates and, in particular, fluctuations in the relative values of the currencies of the countries in which we operate compared to the U.S. dollar; the risk that our network technologies will not perform properly or support the services our customers want or need, including the risk that technology developments to support our services will not be timely delivered; the risk that customers in the markets we serve will not find our services attractive; unexpected results of litigation; and the additional risks and uncertainties that are described from in NII Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and, when filed, our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as in other reports filed from time to time by NII Holdings with the Securities and Exchange Commission. This press release speaks only as of its date, and NII Holdings disclaims any duty to update the information herein.

Media Contacts:

NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, VA. 20190
(703) 390-5100
www.nii.com

Investor Relations: Tim Perrott
(703) 390-5113
tim.perrott@nii.com

Media Relations: Claudia Restrepo
(786) 251-7020
claudia.restrepo@nii.com

NII HOLDINGS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(in millions, except per share amounts)

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)		(unaudited)
Operating revenues Service and other revenues	$6,403.2	$5,347.7	$1,519.3	$1,490.0
Digital handset and accessory revenues	316.2	253.6	76.1	30.1
	6,719.4	5,601.3	1,595.4	1,520.1
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	1,786.1	1,506.0	430.0	415.3
Cost of digital handset and accessory sales	859.4	723.1	212.6	181.4
Selling, general and administrative	2,511.9	1,941.8	676.2	544.8
Depreciation	618.4	518.8	150.9	138.8
Amortization	38.9	34.2	9.4	10.6
	5,814.7	4,723.9	1,479.1	1,290.9
Operating income	904.7	877.4	116.3	229.2
Other income (expense) Interest expense	(322.5)	(342.2)	(52.0)	(79.7)
Interest income	34.2	28.8	9.2	5.0
Foreign currency transaction (losses) gains, net	(37.0)	52.4	2.8	25.0
Other expense, net	(37.3)	(18.7)	(20.5)	(7.3)
	(362.6)	(279.7)	(60.5)	(57.0)
Income before income tax provision	542.1	597.7	55.8	172.2
Income tax provision	(343.3)	(256.7)	(64.5)	(73.6)
Net income (loss)	$198.8	$341.0	$(8.7)	$98.6

Net income (loss) per common share, basic	$1.17	$2.03	$(0.05)	$0.58
Net income (loss) per common share, diluted	$1.15	$1.99	$(0.05)	$0.57

Weighted average number of common shares outstanding, basic	170.6	168.2	171.2	169.3
Weighted average number of common shares outstanding, diluted	172.8	175.7	171.2	172.2

CONSOLIDATED BALANCE SHEET DATA
(in millions)

	December 31,	December 31,
	2011	2010
	(unaudited)
Cash and cash equivalents	$2,322.9	$1,767.5
Short-term investments	343.4	537.5
Accounts receivable, less allowance for doubtful accounts of $66.3 and $35.1	858.5	788.0
Property, plant and equipment, net	3,490.5	2,960.0
Intangible assets, net	1,182.2	433.2
Total assets	9,806.9	8,190.7
Total debt	4,826.6	3,265.4
Total liabilities	6,675.9	4,871.1
Stockholders' equity	3,131.0	3,319.6

NII HOLDINGS, INC. AND SUBSIDIARIES
OPERATING RESULTS AND METRICS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(UNAUDITED)

NII Holdings, Inc.
(subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
Total digital subscribers (as of December 31)	10,711.9	9,027.5	10,711.9	9,027.5
Net subscriber additions	1,684.4	1,641.3	466.6	436.1
Churn (%)	1.74%	1.66%	1.78%	1.60%

Average monthly revenue per handset/unit in service (ARPU) (1)	$48	$48	$43	$50

Cost per gross add (CPGA) (1)	$310	$286	$303	$313

Nextel Brazil
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
Operating revenues Service and other revenues	$3,293.6	$2,504.5	$775.0	$738.0
Digital handset and accessory revenues	147.6	86.8	36.7	(10.6)
	3,441.2	2,591.3	811.7	727.4
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	1,021.3	822.3	246.3	216.2
Cost of digital handset and accessory sales	258.2	177.2	66.7	44.9
Selling, general and administrative	1,133.3	786.1	299.1	225.7
Segment earnings	1,028.4	805.7	199.6	240.6
Management fee and other	40.0	29.0	10.0	4.1
Depreciation and amortization	315.6	253.3	74.9	71.9
Operating income	$672.8	$523.4	$114.7	$164.6

Total digital subscribers (as of December 31)	4,115.2	3,319.1	4,115.2	3,319.1
Net subscriber additions	796.1	836.5	192.2	206.6
Churn (%)	1.58%	1.35%	1.63%	1.37%

ARPU (1)	$65	$63	$56	$67

CPGA (1)	$296	$250	$322	$292

Nextel Mexico
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
Operating revenues Service and other revenues	$2,165.5	$2,023.1	$498.4	$529.1
Digital handset and accessory revenues	83.9	90.7	18.5	21.0
	2,249.4	2,113.8	516.9	550.1
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	435.9	391.7	97.5	121.8
Cost of digital handset and accessory sales	436.3	402.7	104.8	98.8
Selling, general and administrative	630.0	574.2	157.9	156.3
Segment earnings	747.2	745.2	156.7	173.2
Management fee and other	122.2	119.7	20.3	40.9
Depreciation and amortization	197.2	190.6	44.4	48.4
Operating income	$427.8	$434.9	$92.0	$83.9

Total digital subscribers (as of December 31)	3,695.4	3,361.3	3,695.4	3,361.3
Net subscriber additions	334.1	373.9	72.0	89.4
Churn (%)	1.79%	1.84%	2.01%	1.77%

ARPU (1)	$45	$47	$40	$47

CPGA (1)	$413	$395	$381	$432

Nextel Argentina
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
Operating revenues Service and other revenues	$596.6	$517.5	$157.0	$140.9
Digital handset and accessory revenues	52.3	46.0	13.2	11.7
	648.9	563.5	170.2	152.6
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	186.7	178.3	48.0	46.7
Cost of digital handset and accessory sales	88.1	74.8	23.1	18.2
Selling, general and administrative	205.3	161.5	57.5	45.8
Segment earnings	168.8	148.9	41.6	41.9
Management fee and other	18.0	16.9	0.6	2.3
Depreciation and amortization	42.2	39.8	10.5	10.3
Operating income	$108.6	$92.2	$30.5	$29.3

Total digital subscribers (as of December 31)	1,388.2	1,153.9	1,388.2	1,153.9
Net subscriber additions	234.3	123.8	134.1	36.5
Churn (%)	1.54%	1.61%	1.43%	1.42%

ARPU (1)	$35	$34	$35	$36

CPGA (1)	$197	$217	$135	$235

Nextel Peru
(dollars in millions, except ARPU and CPGA, and subscribers in thousands)

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
Operating revenues Service and other revenues	$321.9	$282.0	$82.4	$75.8
Digital handset and accessory revenues	32.2	30.0	7.6	8.0
	354.1	312.0	90.0	83.8
Operating expenses Cost of service (exclusive of depreciation and amortization included below)	107.7	100.0	27.5	25.5
Cost of digital handset and accessory sales	71.9	62.8	16.5	17.8
Selling, general and administrative	139.2	126.9	37.1	38.8
Segment earnings	35.3	22.3	8.9	1.7
Management fee and other	30.0	22.4	7.0	8.3
Depreciation and amortization	64.9	52.7	18.4	14.4
Operating loss	$(59.6)	$(52.8)	$(16.5)	$(21.0)

Total digital subscribers (as of December 31)	1,434.8	1,128.2	1,434.8	1,128.2
Net subscriber additions	306.6	285.8	62.5	99.4
Churn (%)	2.21%	2.01%	2.71%	1.93%

ARPU (1)	$19	$22	$18	$22

CPGA (1)	$144	$159	$135	$165

(1) For information regarding ARPU and CPGA, see “Non-GAAP Reconciliations for the Years and Three Months Ended December 31, 2011 and 2010” included in this release.

NON-GAAP RECONCILIATIONS
FOR THE YEARS AND THREE MONTHS ENDED DECEMBER 31, 2011 AND 2010
(UNAUDITED)

Operating Income Before Depreciation and Amortization
Consolidated operating income before depreciation and amortization, or OIBDA, represents operating income before depreciation and amortization expense. Consolidated OIBDA is not a measurement under accounting principles generally accepted in the United States, may not be similar to consolidated OIBDA measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our statements of operations. We believe that consolidated OIBDA provides useful information to investors because it is an indicator of operating performance, especially in a capital intensive industry such as ours, since it excludes items that are not directly attributable to ongoing business operations. Our consolidated OIBDA calculations are commonly used as some of the bases for investors, analysts and credit rating agencies to evaluate and compare the periodic and future operating performance and value of companies within the wireless telecommunications industry. Consolidated OIBDA can be reconciled to our consolidated statements of operations as follows (in millions):

NII Holdings, Inc.

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
Consolidated operating income	$904.7	$877.4	$116.3	$229.2
Consolidated depreciation	618.4	518.8	150.9	138.8
Consolidated amortization	38.9	34.2	9.4	10.6
Consolidated operating income before depreciation and amortization	$1,562.0	$1,430.4	$276.6	$378.6

Guidance Estimate*
Year Ending December 31,
2012
Consolidated operating income	$650.0
Consolidated depreciation	700.0
Consolidated amortization	50.0
Consolidated operating income before depreciation and amortization	$1,400.0

* The Company's guidance estimate for OIBDA for the year ending December 31, 2012 includes the impact of approximately $50 million of non-cash equity compensation expense. This estimate is predicated on a number of assumptions, including the assumption that foreign currency exchange rates and general economic conditions in its markets will remain relatively stable during the year. The information regarding the Company's outlook and objectives for 2012, including its guidance estimate for OIBDA for the year ended December 31, 2012, is forward looking and is based upon management's current beliefs, as well as a number of assumptions concerning future events, and as such, should be taken in the context of the risks and uncertainties identified in the “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995 included above and of the risks and uncertainties outlined in the SEC filings of NII Holdings, Inc., including the Company's Annual Report on Form 10-K for the year ended December 31, 2010, and, when filed, the Company's Annual Report on Form 10-K for the year ended December 31, 2011, and the Company's other filings with the SEC.

Average Monthly Revenue Per Handset/Unit in Service (ARPU)
Average monthly revenue per handset/unit in service, or ARPU, is an industry term that measures service revenues, which we refer to as subscriber revenues, per period from our customers divided by the weighted average number of handsets in commercial service during that period. ARPU is not a measurement under accounting principles generally accepted in the United States, may not be similar to ARPU measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offerings and our performance in attracting and retaining high value customers. Other revenue includes revenues for such services as roaming, handset maintenance, cancellation fees, analog and other. ARPU can be calculated and reconciled to our consolidated statement of operations as follows (in millions, except ARPU):

NII Holdings, Inc.

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Consolidated service and other revenues	$6,403.2	$5,347.7	$1,519.3	$1,490.0
Less: consolidated analog and other revenues	(777.2)	(669.2)	(185.6)	(182.6)
Total consolidated subscriber revenues	5,626.0	$4,678.5	$1,333.7	$1,307.4

ARPU calculated with subscriber revenues	$48	$48	$43	$50

ARPU calculated with service and other revenues	$54	$55	$48	$56

Nextel Brazil

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Service and other revenues	$3,293.6	$2,504.5	$775.0	$738.0
Less: analog and other revenues	(404.8)	(328.5)	(95.5)	(92.4)
Total subscriber revenues	2,888.8	$2,176.0	$679.5	$645.6

ARPU calculated with subscriber revenues	$65	$63	$56	$67

ARPU calculated with service and other revenues	$74	$72	$64	$76

Nextel Mexico

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Service and other revenues	$2,165.5	$2,023.1	$498.4	$529.1
Less: analog and other revenues	(252.3)	(241.0)	(57.0)	(63.5)
Total subscriber revenues	1,913.2	$1,782.1	$441.4	$465.6

ARPU calculated with subscriber revenues	$45	$47	$40	$47

ARPU calculated with service and other revenues	$51	$53	$45	$53

Nextel Argentina

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Service and other revenues	$596.6	$517.5	$157.0	$140.9
Less: other revenues	(83.3)	(73.8)	(21.3)	(19.7)
Total subscriber revenues	513.3	$443.7	$135.7	$121.2

ARPU calculated with subscriber revenues	$35	$34	$35	$36

ARPU calculated with service and other revenues	$40	$40	$40	$41

Nextel Peru

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Service and other revenues	$321.9	$282.0	$82.4	$75.8
Less: other revenues	(25.3)	(23.1)	(6.6)	(6.1)
Total subscriber revenues	296.6	$258.9	$75.8	$69.7

ARPU calculated with subscriber revenues	$19	$22	$18	$22

ARPU calculated with service and other revenues	$21	$24	$20	$24

Cost per Gross Add (CPGA)
Cost per gross add, or CPGA, is an industry term that is calculated by dividing our selling, marketing and handset and accessory subsidy costs, excluding costs unrelated to initial customer acquisition, by our new subscribers during the period, or gross adds. CPGA is not a measurement under accounting principles generally accepted in the United States, may not be similar to CPGA measures of other companies and should be considered in addition, but not as a substitute for, the information contained in our statements of operations. We believe CPGA is a measure of the relative cost of customer acquisition. CPGA can be calculated and reconciled to our consolidated statements of operations as follows (in millions, except CPGA):

NII Holdings, Inc.

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Consolidated digital handset and accessory revenues	$316.0	$253.4	$76.1	$30.1
Less: consolidated uninsured replacement revenues	(23.2)	(18.8)	(5.1)	(5.4)
Consolidated digital handset and accessory revenues, net	292.8	234.6	71.0	24.7
Less: consolidated cost of handset and accessory sales	859.3	722.4	212.4	181.2
Consolidated handset subsidy costs	566.5	487.8	141.4	156.5
Consolidated selling and marketing	858.5	679.5	241.7	194.8
Costs per statement of operations	1,425.0	1,167.3	383.1	351.3
Less: consolidated costs unrelated to initial customer
Acquisition	(261.2)	(231.8)	(62.6)	(82.3)
Customer acquisition costs	$1,163.8	$935.5	$320.5	$269.0

Cost per Gross Add	$310	$286	$303	$313

Nextel Brazil

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Digital handset and accessory revenues	$147.6	$86.8	$36.7	$(10.6)
Less: uninsured replacement revenues	(10.3)	(9.5)	(2.0)	(2.6)
Digital handset and accessory revenues, net	137.3	77.3	34.7	(13.2)
Less: cost of handset and accessory sales	258.2	177.2	66.7	44.9
Handset subsidy costs	120.9	99.9	32.0	58.1
Selling and marketing	365.9	273.8	102.9	77.6
Costs per statement of operations	486.8	373.7	134.9	135.7
Less: costs unrelated to initial customer acquisition	(42.7)	(48.0)	(10.0)	(36.8)
Customer acquisition costs	444.1	325.7	124.9	98.9

Cost per Gross Add	$296	$250	$322	$292

Nextel Mexico

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Digital handset and accessory revenues	$83.9	$90.7	$18.5	$21.0
Less: uninsured replacement revenues	(12.8)	(9.2)	(3.1)	(2.8)
Digital handset and accessory revenues, net	71.1	81.5	15.4	18.2
Less: cost of handset and accessory sales	436.3	402.7	104.8	98.8
Handset subsidy costs	365.2	321.2	89.4	80.6
Selling and marketing	287.5	275.5	70.5	76.1
Costs per statement of operations	652.7	596.7	159.9	156.7
Less: costs unrelated to initial customer acquisition	(201.5)	(170.9)	(48.2)	(42.1)
Customer acquisition costs	451.2	425.8	111.7	114.6

Cost per Gross Add	$413	$395	$381	$432

Nextel Argentina

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Digital handset and accessory revenues	$52.3	$46.0	$13.2	$11.7
Less: cost of handset and accessory sales	88.1	74.8	23.1	18.2
Handset subsidy costs	35.8	28.8	9.9	6.5
Selling and marketing	64.3	51.3	18.5	15.0
Costs per statement of operations	100.1	80.1	28.4	21.5
Less: costs unrelated to initial customer acquisition	(9.2)	(7.9)	(2.5)	(1.6)
Customer acquisition costs	90.9	72.2	25.9	19.9

Cost per Gross Add	$197	$217	$135	$235

Nextel Peru

	Year Ended December 31,		Three Months Ended December 31,
	2011	2010	2011	2010
	(unaudited)
Digital handset and accessory revenues	$32.0	$29.8	$7.6	$8.0
Less: cost of handset and accessory sales	71.9	62.1	16.5	17.6
Handset subsidy costs	39.9	32.3	8.9	9.6
Selling and marketing	62.7	55.0	16.6	18.3
Costs per statement of operations	102.6	87.3	25.5	27.9
Less: costs unrelated to initial customer acquisition	(7.2)	(4.4)	(1.7)	(1.3)
Customer acquisition costs	95.4	82.9	23.8	26.6

Cost per Gross Add	$144	$159	$135	$165

Net Debt

Net debt represents total debt less cash, cash equivalents, short-term and long-term investments. Net debt to consolidated operating income before depreciation and amortization represents net debt divided by consolidated operating income before depreciation and amortization. Prior to 2008, we calculated net debt as total debt less cash and cash equivalents. In the second quarter of 2010, we extended the permissible investment maturity dates for cash investments, which resulted in the classification of some of our cash investments as long-term investments. As a result, we now include the cash in long-term investments to the items subtracted from total debt to calculate net debt. Net debt is not a measurement under accounting principles generally accepted in the United States, may not be similar to net debt measures of other companies and should be considered in addition to, but not as a substitute for, the information contained in our balance sheets. We believe that net debt and net debt to consolidated operating income before depreciation and amortization provide useful information concerning our liquidity and leverage. Net debt as of December 31, 2011 can be calculated as follows (in millions):

NII Holdings, Inc.
Total debt	$4,826.6
Add: debt discounts	28.3
Less: cash and cash equivalents	2,322.9
Less: short-term investments	343.4
Net debt	$2,188.6